EXHIBIT 10.L.4
AMENDMENT NO. 4 TO THE
EL PASO CORPORATION
STRATEGIC STOCK PLAN
     Pursuant to Section 14.1 of the El Paso Corporation Strategic Stock Plan, Amended and Restated effective as of December 3, 1999, as amended (the “Plan”), the Plan is hereby amended as follows, effective January 29, 2003:
     A new Section 5.3 is added to read as follows:
“5.3 Subject to Sections 5.1 and 5.2, shares of Common Stock may be issued from the Plan to members of the Board of Directors who are not employees of the Company pursuant to the terms and conditions of the (1) El Paso Corporation 1995 Compensation Plan for Non-Employee Directors, Amended and Restated effective as of January 29, 2002 (the “Director’s Plan”), for allocation of the Director’s “Deferred Compensation” or “Deferred Retirement Benefit Credit” paid for past and future “Plan Quarters” (all terms in quotations shall have the same meanings as defined under the Director’s Plan),” and (2) El Paso Corporation 2001 Stock Option Plan for Non-Employee Directors.
     IN WITNESS WHEREOF, the Company has caused this amendment to be duly executed on this 29th day of January, 2003.

EL PASO CORPORATION
By:	/s/ David E. Zerhusen
David E. Zerhusen
Its Executive Vice President Administration

ATTEST:

By:	/s/ David L. Siddall Corporate Secretary